Power of Attorney



I, John Y. Kim, an officer and director of Aetna Series Fund, Inc., do hereby constitute and appoint Susan E. Bryant, Steven J. Lauwers, and Julie E. Rockmore and each of them individually, my true and lawful attorneys, with full power to them and each of them to sign for me, and in my name and in the capacity indicated below, any and all amendments, including but not limited to Pre-Effective and Post-Effective Amendments, to the Registration Statements listed below filed with the Securities and Exchange Commission by Aetna Series Fund, Inc. under the Securities Act of 1933, as amended, and/or the Investment Company Act of 1940:

Registration Statements filed under the Securities Act of 1933, as amended:

                              33-41694
                              33-85620

Registration Statements filed under the Investment Company Act of 1940:

                              811-6352

hereby ratifying and confirming on this 13th day of November, 1995 my signature as it may be signed by my said attorneys to any such registration statements and any and all amendments thereto.




/s/ John Y. Kim
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John Y. Kim
Director, Vice President